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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITIOR

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-111532) of Natural Resource Partners L.P. and in the related Prospectus of our reports with respect to the following financial statements included in this Annual Report (Form 10-K) for the year ended December 31, 2003:

     Report Date             Financial Statements
     --------------------    --------------------------------------------------
     February 7, 2004        Consolidated Financial Statements of Natural
                             Resource Partners L.P.

     February 7, 2003        Financial Statements of Western Pocahontas
                             Properties Limited Partnership

     February 7, 2003        Financial Statements of Great Northern Properties
                             Limited Partnership

     February 7, 2003        Financial Statements of New Gauley Coal
                             Corporation

     February 7, 2004        Consolidated Balance Sheet of NRP (GP) LP included
                             as Exhibit 99.1




                                                     ERNST & YOUNG LLP


Houston, Texas
March 3, 2004